Exhibit 99.6(i)(2)

Form of

Amendment No. 2 to

Amended and Restated

Investment Advisory Agreement for Subadviser

Second Amendment dated [ ] to the Amended and Restated Investment Subadvisory Agreement dated February 1, 2021 and amended May 1, 2021 and August 11, 2021 (the “Agreement”) made by and among GLOBAL ATLANTIC INVESTMENT ADVISORS, LLC (the “Investment Adviser”), an Indiana limited liability company, Forethought Variable Insurance Trust, a Delaware statutory trust (the “Trust”), on behalf of its series listed in Schedule A to the Agreement, and BLACKROCK INVESTMENT MANAGEMENT, LLC (the “Subadviser”), a Delaware limited liability company. Capitalized terms used herein and not otherwise defined shall have the definition set out in the Agreement.

In accordance with Section 14 of the Agreement, effective [ ], the parties hereby amend and restate Schedule A and Schedule B of the Agreement as attached hereto.

Except as otherwise set forth herein, the terms and conditions of the Agreement shall remain in full force and effect.

[Signature Page Follows]

IN WITNESS WHEREOF, the undersigned parties have executed this Agreement to be effective upon the date above.

Forethought Variable Insurance Trust
By its authorized officer,

By:
Name:	Deborah Schunder
Title:	President

Global Atlantic Investment Advisors, LLC
By its authorized officer,

By:
Name:	Cameron Jeffreys
Title:	President

BlackRock Investment Management, LLC
By its authorized officer,

By:
Name:
Title:

AMENDED AND RESTATED SCHEDULE A

List of Portfolios

Forethought Variable Insurance Trust On Behalf of:

Global Atlantic Balanced Managed Risk Portfolio

Global Atlantic BlackRock Allocation Portfolio

Global Atlantic BlackRock Selects Managed Risk Portfolio

Global Atlantic Moderately Aggressive Managed Risk Portfolio1

Global Atlantic Moderate Managed Risk Portfolio2

1 Formerly known as Global Atlantic Growth Managed Risk Portfolio prior to May 1, 2025

2 Formerly known as Global Atlantic Moderate Growth Managed Risk Portfolio prior to May 1, 2025

AMENDED AND RESTATED SCHEDULE B

Fees paid to the Subadviser

[Insert Fee Schedule]